UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  Reported:  June 22, 2007


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


            Delaware              1-2691               13-1502798
 (State of Incorporation) (Commission File Number)   (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)              (Zip Code)


                            (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

American   Airlines,  Inc.  is  filing  herewith  an  Eagle   Eye
communication   to   investors  by  its   parent   company,   AMR
Corporation. This document includes (a) information regarding actual unit costs, fuel price and consumption, capacity, and traffic for April and May and (b) forecasts of unit costs, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.





                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  June 22, 2007

AMR EAGLE EYE

June 22, 2007

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook", "may," "will," "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.


This Eagle Eye provides updated guidance for the second quarter and the full year 2007.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue: Second quarter mainline passenger unit revenue is expected to increase between 3.0% and 4.0% year over year.
Second quarter consolidated passenger unit revenue is expected to increase between 2.2% and 3.2% year over year. These estimates are not impacted by the recently announced change to an 18 month expiration of AAdvantage miles, which will be effective later this year. The Other Revenue category is expected to be about flat year over year as prior year comparables become more difficult.

Liquidity:  We expect to end the second quarter with a  cash  and
short-term  investment  balance  over  $6   billion, including
nearly $500 million in restricted cash and  short-term investments.




                                        Kenji Hashimoto
                                        Managing Director, Investor Relations







AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
    2Q07:  Hedged on 34% of consumption at an average cap of $65/bbl
    WTI Crude.

AMR Fuel Price (Including Effective Hedges and Taxes) and
Consumption
                                      Actual            Forecast
                                    Apr    May      Jun    2Q07    2007
    Fuel Price (dollars/gal)        2.04   2.12     2.17   2.11     2.12
    Fuel Consumption (MM gals)     258.3  267.4    262.2  787.9  3,110.6

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
                                    Actual            Forecast
                                  Apr    May     Jun     2Q07    2007
    AMR Cost per ASM 1/          11.65  11.57    12.06  11.76   11.76
    AMR Cost per ASM (ex-
    fuel) 2/                      8.17   7.96     8.34   8.16    8.19


American Mainline Cost per ASM
                                    Actual             Forecast
                                  Apr    May      Jun    2Q07   2007
    AA Cost per ASM 1/           11.03  10.93    11.45  11.14   11.14
    AA Cost per ASM (ex-fuel)2/   7.65   7.44     7.83   7.64    7.67

Note: The increase in ex-fuel CASM versus prior guidance is mostly attributable to reduced capacity associated with weather related cancellations April 1 through June 20. During this period, American Airlines cancelled 1.8 percent of 2Q07's expected departures due to weather.

      Based on current conditions, the Company's most recently prepared internal forecast for the full year 2007 contains an accrual for profit sharing. There can be no assurance that the Company's forecast will approximate actual results. Additionally, reductions in forecasted pre-tax earnings from a previous quarter could result in the reversal of a portion or all of the previously recorded profit sharing expense.

      For more information regarding these plans, please see the Company's 2006 Form 10-K.



AMR EAGLE EYE

Capacity and Traffic Forecast
(millions)

AA Mainline Operations
                                   Actual            Forecast
                                 Apr    May     Jun     2Q07    2007
    ASMs                        14,065 14,549   14,177  42,791  170,389
      Domestic                   8,943  9,287    9,063  27,293  108,566
      International              5,122  5,262    5,114  15,498   61,823

    Traffic                     11,549 11,890   12,328  35,767  137,641

Regional Affiliate Operations
                                    Actual            Forecast
                                  Apr    May     Jun    2Q07   2007
    ASMs                         1,100  1,173    1,137  3,409  13,779

    Traffic                        816    885      915  2,616  10,090

Below the Line Income/Expense

Total Other Income (Expense) is estimated at $(158) million in the second quarter of 2007.

Share Count (millions)

                               2Q 2007
     Earnings               Basic  Diluted
     Over $67 million          246   300
     $50 - $66 million         246   285
     $0 - $49 million          246   268
     Loss                      246   246


                               FY 2007
     Earnings               Basic   Diluted
     Over $268 million         245   301
     $199 - $267 million       245   286
     $0 - $198 million         245   269
     Loss                      245   245

1/  Data is as reported

2/ The Company believes that unit costs excluding fuel is a useful measurement to investors in monitoring the performance of the Company's costs excluding the volatility of fuel.

     Reconciliation to GAAP follows:

                                  Actual               Forecast
                                 Apr   May        Jun    2Q07   2007
Cents
AMR CASM                        11.65  11.57      12.06  11.76   11.76
Less Fuel CASM                   3.48   3.61       3.72   3.60    3.57
AMR CASM Excluding Fuel          8.17   7.96       8.34   8.16    8.19


                                  Actual               Forecast
                                 Apr   May        Jun    2Q07   2007
Cents
AA CASM                         11.03  10.93      11.45  11.14  11.14
Less Fuel CASM                   3.38   3.49       3.62   3.50   3.47
AA CASM Excluding Fuel           7.65   7.44       7.83   7.64   7.67